                                                                    EXHIBIT 10.6

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt about the action you should take, you are recommended immediately to seek your own personal financial advice from a financial adviser authorised under the Financial Services and Markets Act 2000 if you are in the United Kingdom or, if not, from another appropriately authorised financial adviser.


               --------------------------------------------------


                                   CASH OFFER

                                       BY

                          AXA INVESTMENT MANAGERS S.A.

                                     for the

                           ENTIRE ISSUED SHARE CAPITAL

                                       of

                            FRAMLINGTON GROUP LIMITED



               --------------------------------------------------





Acceptances should be returned as soon as possible. The procedure for acceptance of the Offer is set out on pages 5-6 of this document and in the accompanying Form of Acceptance. If you have any questions as to how to complete or return the Form of Acceptance, please contact Eleanor Cranmer (the Company Secretary of Framlington) on telephone number 020-7330-6680.

                                                  Contents

                                                                                                                     PAGE
LETTER FROM THE OFFEROR

1.       INTRODUCTION.........................................................................................          3

2.       THE OFFER............................................................................................          3

3.       CONDITIONS...........................................................................................          3

4.       THE NET ASSET ADJUSTMENT.............................................................................          4

5.       TAXATION.............................................................................................          4

6.       PROCEDURE FOR ACCEPTANCE OF THE OFFER................................................................          5

7.       SETTLEMENT...........................................................................................          6

8.       SPECIAL DIVIDEND.....................................................................................          6

9.       COMPULSORY ACQUISITION...............................................................................          7

10.      ACTION TO BE TAKEN...................................................................................          7

APPENDIX 1 CONDITIONS AND FURTHER TERMS OF THE OFFER.........................................................           8

APPENDIX 2 NET ASSET ADJUSTMENT..............................................................................           13

APPENDIX 3 DEFINITIONS.......................................................................................           17

                          AXA INVESTMENT MANAGERS S.A.

27th July 2005

To the holders of Shares and, for information only, to participants in the Framlington Group Limited Long Term Incentive Plan

Dear Shareholder,

                OFFER FOR THE ENTIRE ISSUED SHARE CAPITAL OF FRAMLINGTON

1.       INTRODUCTION

         AXA Investment Managers S.A. (the "OFFEROR") wishes to acquire the entire issued share capital of Framlington pursuant to the Offer.

         This letter and the other parts of this document and the accompanying Form of Acceptance contain the formal terms of the Offer and set out the procedure for acceptance.

2.       THE OFFER

         The Offeror hereby offers to acquire, on the terms and conditions set out in this document and in the accompanying Form of Acceptance, all of the Shares on the following basis:

         FOR EACH SHARE   281 PENCE IN CASH, SUBJECT TO THE NET ASSET ADJUSTMENT

         The Shares to be acquired pursuant to the Offer are to be acquired:

         (A) by the Offeror or the LTIP Trustee, as the Offeror may, having consulted the LTIP Trustee, direct; and

         (B) fully paid, or credited as fully paid up, with full title guarantee and free from all liens, equities, charges, equitable interests, encumbrances and other third party rights and interests and together with all rights attaching thereto at Completion, including the right to receive and retain all dividends and other distributions declared, made or paid after Completion. However, provided you are a Shareholder at the relevant time, you will retain the right to receive the Special Dividend referred to in section 8 below.

         The conditions and further terms of the Offer are set out in full in Appendix 1 to this document and in the Form of Acceptance.

3.       CONDITIONS

         The Offer is conditional upon:

         (A) the Offeror acquiring or having contracted to acquire not less than 90% of the Shares to which the Offer relates;

         (B) an agreement between the Offeror, Holdings, CCF and Comerica (the "IMPLEMENTATION AGREEMENT") having been executed by all of the parties thereto by 11.00 a.m. on 28th July 2005 (or such later date as the Offeror may in its sole discretion determine); and

         (C)    completion of the Implementation Agreement having taken place by
                5.30 p.m. on 30th November 2005,

         in each case as described in more detail in Part A of Appendix 1. Holdings has given an irrevocable undertaking to the Offeror to accept the Offer in respect of Shares representing approximately 90.8% of the Shares to which the Offer relates.

         Completion of the Implementation Agreement is subject to certain conditions, including:

         (A) the Financial Services Authority having approved the acquisition of control of Framlington by the Offeror;

         (B) certain amendments being made to the existing terms of the Articles to (amongst other things) allow holders of vested Awards to sell Shares which they receive in respect of those Awards (and in the case of Options, to sell Shares received following exercise) under the terms of the LTIP Rules without having held those Shares for at least six months and to introduce certain new provisions to facilitate the acquisition by the Offeror of the entire issued share capital of Framlington. The board of Framlington is to convene an extraordinary general meeting of Framlington to approve these changes to the Articles. Notice of the EGM, containing the text of the proposed amendments to the Articles, will be sent to all Shareholders in due course; and

         (C) certain adverse changes in the value of the Group and/or of the Group's assets under management not having occurred.

4.       THE NET ASSET ADJUSTMENT

         There will be a Net Asset Adjustment, under which the consideration of Pound Sterling 2.81 per Share payable to Shareholders upon the Offer becoming unconditional in all respects shall be increased pro rata to the extent that the actual consolidated net asset value of the Group (including cash held by the LTIP Trustee) at Completion exceeds Pound Sterling 22,360,000.

         The actual consolidated net asset value of the Group on Completion will be calculated in accordance with the procedure set out in Appendix 2.

         The agreement of Holdings and the Offeror to the Net Asset Adjustment or the determination of the Net Asset Adjustment according to the procedure described in Appendix 2 shall be final and binding on all persons whose Shares the Offeror acquires under the Offer or otherwise.

         Extracts from the Implementation Agreement relating to the methodology by which the Net Asset Adjustment is to be calculated will be available for inspection during normal business hours at Framlington, 155 Bishopsgate, London, EC2M 3XJ from 9.30 a.m. on 29th July 2005 until Completion.

5.       TAXATION

         The following section explains the UK taxation position for participants in the LTIP who accept the Offer for the Shares they acquire upon the vesting of their Awards or the exercise of their vested Options in connection with the Offer. This section is intended as a general guide to the UK taxation position in relation to participants in the LTIP who are UK resident and ordinarily resident based on current law and practice. If you are in any doubt as to your tax position, or if you are subject to taxation in any jurisdiction other than the United Kingdom, you should consult an appropriate professional adviser.

         Participants will pay income tax and employee's national insurance contributions on the value of the Shares on vesting of any Awards. Where Options are exercised, then they will pay income tax and employee's national insurance contributions on the value of the Shares they receive less the exercise price.

         The value should be treated as equal to the price per Share payable under the Offer. There should be no capital gains tax implications of the acceptance of the Offer as income tax is expected to apply to the whole of the gain arising on the vesting or exercise of Awards and Options respectively as described above.

         Any income tax and employee national insurance contributions which are payable will be deducted from the consideration that would otherwise be payable to participants under the Offer and remitted to the appropriate authorities.

 6.      PROCEDURE FOR ACCEPTANCE OF THE OFFER

         SHAREHOLDERS

(a)      COMPLETING AND RETURNING THE FORM OF ACCEPTANCE

         To accept the Offer, the Form of Acceptance must be completed and then signed in the presence of a witness who should also sign, in accordance with the instructions printed on the Form of Acceptance.

         The completed and signed Form of Acceptance should then be returned by post or (during normal business hours) by hand to the Company Secretary of Framlington, with the relevant share certificate(s), as soon as possible. No acknowledgement of receipt of documents will be given.

(b)      SHARE CERTIFICATES NOT READILY AVAILABLE OR LOST

         If for any reason the relevant share certificate(s) is/are not readily available or is/are lost, you should nevertheless complete, sign and return the Form of Acceptance as stated above, and you should arrange for the relevant share certificates to be forwarded as soon as possible thereafter. Your completed Form of Acceptance should be accompanied by a letter stating that the balance will follow or that you have lost one or more of your share certificates. In the case of loss, you should then write to Framlington's Company Secretary, Eleanor Cranmer at Framlington, 155 Bishopsgate, London, EC2M 3XJ for a letter of indemnity for the lost share certificate(s) which, when completed in accordance with the instructions given, should be returned to that person at that address by post or by hand.

(c)      VALIDITY OF ACCEPTANCES

         Without prejudice to Appendix 1 of this document, the Offeror reserves the right to treat as valid in whole or in part any acceptance of the Offer which is not entirely in order or is not accompanied by the relevant share certificate(s). In that event, however unless the relevant Shares were acquired upon vesting of Awards or the exercise of vested Options shortly before Completion and no share certificates have been issued, the consideration payable under such acceptances will not be despatched until after the relevant share certificate(s) and/or indemnities satisfactory to the Offeror have been received.

         HOLDERS OF AWARDS AND OPTIONS UNDER THE FRAMLINGTON GROUP LIMITED LONG TERM INCENTIVE PLAN

         HOLDINGS HAS AGREED TO PROCURE THAT ALL AWARDS AND OPTIONS WILL VEST BEFORE COMPLETION AND THAT HOLDERS OF AWARDS RECEIVE THE SHARES TO WHICH THEY ARE ENTITLED UNDER THE LTIP RULES. HOLDERS OF VESTED OPTIONS WILL BE GIVEN AN OPPORTUNITY TO EXERCISE THOSE OPTIONS EARLY AND TO RECEIVE THE SHARES TO WHICH THOSE OPTIONS RELATE. HOLDERS OF SHARES RESULTING FROM THE VESTING OF AWARDS AND EXERCISE OF VESTED OPTIONS BEFORE COMPLETION MAY THEN ACCEPT THE OFFER BY COMPLETING A FORM OF ACCEPTANCE.

         FURTHER DETAILS OF THE VESTING OF AWARDS WILL BE PROVIDED TO HOLDERS OF AWARDS IN DUE COURSE.

         THE HOLDERS OF AWARDS AND OPTIONS WILL BE GIVEN AN OPPORTUNITY TO DIRECT IN ADVANCE THAT THE OFFER BE ACCEPTED ON THEIR BEHALF IN RESPECT OF THE SHARES TO WHICH THEIR AWARDS AND OPTIONS RELATE. FURTHER DETAILS OF THESE ARRANGEMENTS WILL BE PROVIDED TO HOLDERS OF AWARDS AND OPTIONS IN DUE COURSE.

7.       SETTLEMENT

         Subject to the Offer becoming or being declared unconditional, the cash consideration in respect of cash due will be despatched (together with interest at LIBOR on the amount of the Net Asset Adjustment from the Completion Date until the Business Day prior to the date of despatch) to the holders of the Shares who have accepted the Offer (i) in the case of acceptances received, complete in all respects, by the date on which the Offer becomes unconditional, on the date on which Completion takes place, or (ii) in the case of acceptances of the Offer received, complete in all respects, after such date but while it remains open for acceptance, within 14 days of such receipt. All such cash payments will be made in pounds sterling by cheque drawn on a branch of a UK clearing bank or by electronic transfer to Shareholders' nominated bank accounts, as Shareholders may elect by completing Box 4 of the Form of Acceptance.

         If the Offer does not become or is not declared unconditional, share certificates(s) will be returned by post to the person whose name and address is set out in Box 3 of the Form of Acceptance or, if none is set out, to the Shareholder at that address.

         All documents and remittances sent by, to or from holders of the Shares or Awards will be sent at their own risk.

8.       SPECIAL DIVIDEND

         IT IS ANTICIPATED THAT ALL HOLDERS OF SHARES, INCLUDING SUCH HOLDERS WHO HAVE BECOME SO BY VIRTUE OF THE VESTING OF AWARDS OR THE EXERCISE OF VESTED OPTIONS, WILL, AT THE DISCRETION OF THE BOARD OF DIRECTORS OF FRAMLINGTON, HAVE AN OPPORTUNITY TO PARTICIPATE IN A PRE-COMPLETION SPECIAL DIVIDEND. FURTHER DETAILS OF THE SPECIAL DIVIDEND WILL BE

         PROVIDED IN DUE COURSE.

9.       COMPULSORY ACQUISITION

         If sufficient acceptances of the Offer are received the Offeror intends to apply the provisions of sections 428 to 430F (inclusive) of the Companies Act to compulsorily acquire, or to direct that the LTIP Trustee acquires, any outstanding Shares. The Offeror will have the ability to do this once Holdings has accepted the Offer in accordance with the terms of its irrevocable undertaking to do so and the Offer has become unconditional in all respects.

10.      ACTION TO BE TAKEN

         FOR SHAREHOLDERS TO ACCEPT THE OFFER, THE FORM OF ACCEPTANCE MUST BE COMPLETED, SIGNED AND RETURNED TO THE COMPANY SECRETARY OF FRAMLINGTON WITH THE RELEVANT SHARE CERTIFICATES AS SOON AS POSSIBLE, AS DESCRIBED IN MORE DETAIL IN PARAGRAPH 6 ABOVE.

         HOLDERS OF AWARDS AND OPTIONS WILL RECEIVE FURTHER INFORMATION IN DUE COURSE.


                                Yours faithfully,



                              for and on behalf of
                          AXA INVESTMENT MANAGERS S.A.


                                      [SIG]

                                   APPENDIX 1
                   CONDITIONS AND FURTHER TERMS OF THE OFFER




PART A: CONDITIONS OF THE OFFER


The Offer is subject to the following conditions:

(A) valid irrevocable acceptances having been received by not later than 11:00 a.m on 28th July 2005 (or such later time(s) and/or date(s) as the Offeror may in its sole discretion decide) in respect of not less than 90 per cent. (or such lower percentage as the Offeror may in its sole discretion decide) in nominal value of the Shares to which the Offer relates. For the purposes of this condition, the expression "the Shares to which the Offer relates" shall be construed in accordance with sections 428 to 430F of the Companies Act;

(B) the Implementation Agreement having been executed by all of the parties thereto by 11.00 a.m on 28th July 2005 (or such later time(s) and/or date(s) as the Offeror may at its sole discretion decide); and

(C)      Completion having occurred by 5.30 p.m. on 30th November 2005.


PART B: FURTHER TERMS OF THE OFFER

The Offer is governed by English law and is subject to the jurisdiction of the English courts, and to the further terms set out or referred to below and in the Form of Acceptance.

The following further terms apply to the Offer. Except where the context otherwise requires, any reference in Parts B or C of this Appendix 1 and in the Form of Acceptance: (i) to "the Offer", shall include any renewal thereof or extension to the Offer; (ii) to the "acceptance condition", means the condition set out in paragraph (A) of Part A of this Appendix 1; (iii) to "acceptances of the Offer", shall include deemed acceptances of the Offer and any acceptances of the Offer made pursuant to any authority granted under the terms of the Offer or the Form of Acceptance; (iv) to execution of a Form of Acceptance, shall include execution by an "attorney" acting as such, as described in Part C of this Appendix 1; and (v) to the "vesting" of an Award or an Option, means vesting under the LTIP Rules.

1.       ACCEPTANCE PERIOD

(a)      The Offer will initially be open for acceptance until the earlier of
         5.30 p.m. on the last Business Day before the Completion Date and 5.30 p.m. on 30th November 2005. The Offeror may in its absolute discretion extend the period for which the Offer is open for acceptance. No revision to the Offer is envisaged.

(b) If the Offer has become unconditional and it is stated that the Offer will remain open until further notice, then not less than 14 days' notice in writing will be given prior to the closing of the Offer to those holders of Shares who have not accepted the Offer.

 2.     NOTIFICATION OF ACCEPTANCES

(a) On the Business Day next following the day on which the Offer is due to expire or becomes unconditional or is extended, as the case may be, the Offeror will notify Framlington, holders of Shares and holders of Awards and Options of the total number (as nearly as practicable) of Shares for which acceptances of the Offer have been received.

(b) In computing the number of the Shares represented by acceptances, there may be included or excluded for notification purposes acceptances not in all respects in order or subject to verification.

 3.     GENERAL

(a)      The Offer will lapse if:

         (i) the conditions set out in paragraphs (A) and (B) of Part A of this Appendix 1 have not both been fulfilled by 11.00 a.m. on 28th July 2005 or such later time(s) and date(s) as the Offeror may in its sole discretion decide; and/or

         (ii) the condition set out in paragraph (C) of Part A of this Appendix 1 has not been fulfilled by 5.30 p.m. on 30th November 2005; and/or

         (ii)   the Implementation Agreement terminates or is terminated.
         In such case, the Offer will cease to be capable of further acceptance and the Offeror and the holders of the Shares shall cease to be bound by prior acceptances. The Offeror shall not revoke or amend the Offer prior to Completion.


(b) The terms, provisions, instructions and authorities contained in or deemed to be incorporated in the Form of Acceptance constitute part of the terms of the Offer. Words and expressions defined in this document have the same meanings when used in the Form of Acceptance, unless the context otherwise requires.

(c) The Offer and all acceptances thereof and the relevant Form of Acceptance and all contracts made pursuant to any of the foregoing and action taken or made or deemed to be taken or made under any of the foregoing shall be governed by and construed in accordance with English law. Execution by or on behalf of a holder of the Shares of a Form of Acceptance will constitute his submission, in relation to all matters arising out of or in connection with the Offer and the Form of Acceptance, to the jurisdiction of the courts of England and his agreement that nothing shall limit the right of the Offeror to bring any action, suit or proceeding arising out of or in connection with the Offer and the Form of Acceptance in any other manner permitted by law or in the courts of England.

(d) Any omission or failure to despatch this document, the Form of Acceptance or any notice required to be despatched under the terms of the Offer to, or any failure to receive the same by, any person to whom the Offer is made, or should be made, shall not invalidate the Offer in any way or create any implication that the Offer has not been made to any such person. The Offer extends to all holders of the Shares to whom this document, the Form of Acceptance and any related documents may not be despatched, or who may not receive such documents, including persons who become Shareholders by virtue of the vesting of Awards or the exercise of vested Options.

(e) Without prejudice to any other provision in this document, the Offeror reserves the right to treat acceptances of the Offer as valid if received by or on behalf of the Offeror at any place or places determined by the Offeror otherwise than as set out herein or in the Form of Acceptance.

(f) All powers of attorney, appointments as agents and authorities on the terms conferred by or referred to in this Appendix 1 or in the Form of Acceptance are given irrevocably by way of security for the performance of the obligations of the holder of the Shares (as the case may be) concerned and are irrevocable (in respect of powers of attorney, in accordance with section 4 of the Powers of Attorney Act 1971).

(g) No acknowledgement of receipt of any Form of Acceptance, communication, notice or share certificate will be given by or on behalf of the Offeror. All communications, notices, certificates, documents of title and remittances to be delivered by or sent to or from any holder of the Shares or Awards will be delivered by or sent to or from such holder of the Shares or Awards at his own risk.

(h) The consideration payable pursuant to the terms of the Offer to any Shareholder who has accepted the Offer shall be decreased to the extent of any successful claim by the Offeror or any company in the Group under any warranty, indemnity or other commitment that such Shareholder has given, whether in the Implementation Agreement or otherwise.

(i) The Offer is made on 27th July 2005 and is capable of acceptance from and after that time. Copies of this document and the Form of Acceptance are available from Framlington from that time. The Offer is made by means of this document.

(j) If sufficient acceptances of the Offer are received, the Offeror intends to apply the provisions of sections 428-430F of the Companies Act to acquire compulsorily any outstanding Shares. The Offeror may also invoke certain provisions of the Articles (as amended) to compulsorily acquire certain Shares after Completion.

(k) All references in this document to any statute or statutory provision shall include a statute or statutory provision which amends, consolidates or replaces the same (whether before or after the date hereof).

(l)      All references in this document to times are to London time.

PART C: FORM OF ACCEPTANCE

Each holder of Shares by whom, or on whose behalf, a Form of Acceptance is executed irrevocably undertakes, represents, warrants and agrees to and with the Offeror (so as to bind him, his personal representatives, heirs, successors and assigns) to the following effect:

(a) that the execution of the Form of Acceptance, whether or not any other Boxes are completed, shall constitute:

         (i) an irrevocable acceptance of the Offer in respect of the relevant Shareholder's entire holding of the Shares (or such lesser number as may have been inserted in Box 1 of the Form of Acceptance), provided that, if a number is inserted in Box 1 which exceeds such Shareholder's holding of Shares, the acceptance will be deemed to have been made in respect of that Shareholder's entire holding of the Shares; and

         (ii) an irrevocable undertaking to execute any further documents and give any further assurances which may be required to enable the Offeror to obtain the full benefit of this Part C and/or to perfect any of the authorities expressed to be given hereunder, in each case on and subject to the terms and conditions set out or referred to in this document and the Form of Acceptance and that each such acceptance shall be irrevocable;

(b) that the execution of the Form of Acceptance constitutes, subject to the Offer becoming unconditional in all respects, the irrevocable appointment of the Offeror and its directors as such Shareholder's attorney and/or agent within the terms of paragraph 3(f) of Part B of this Appendix 1 (the "attorney") and an irrevocable instruction and authorisation to the attorney: (i) to complete and execute all or any form(s) of transfer and/or other document(s) at the discretion of the attorney in relation to the Shares in respect of which the Offer has been accepted or deemed to have been accepted in favour of the Offeror, the LTIP Trustee or such other person or persons as the Offeror or its agents may direct; (ii) to deliver such form(s) of transfer and/or other document(s) at the discretion of the attorney with the share certificate(s) relating to such the Shares for registration; and (iii) to do all such other acts and things as may in the opinion of the attorney be necessary or expedient for the purposes of, or in connection with, the acceptance of the Offer, and to vest absolutely in the Offeror, the LTIP Trustee or their respective nominees the Shares as aforesaid;

(c) that the execution of the Form of Acceptance and its delivery to the Company Secretary of Framlington constitutes, subject to the Offer becoming unconditional, an irrevocable authority and request:

         (i) to Framlington or its agents to procure the registration of the transfer of the Shares pursuant to the Offer and the delivery of the share certificate(s) in respect thereof to the Offeror, to the LTIP Trustee or as the Offeror may otherwise direct; and

         (ii) to the Offeror or its agents to procure the despatch of the cash consideration to which an accepting holder of the Shares is entitled at the risk of such holder of the Shares, either by cheque to the person whose name and address is set out in Box 3 of the Form of Acceptance or, if details of a valid bank account are included in Box 4 of the Form of Acceptance, to that bank account;

(d) that, subject to the Offer becoming unconditional and pending registration:

         (i) the Offeror shall be entitled to direct the exercise of any votes and any or all other rights and privileges (including the right to requisition the convening of a general or separate class meeting of Framlington) attaching to any Shares in respect of which the Offer has been accepted or is deemed to have been accepted; and

         (ii) the execution of the Form of Acceptance constitutes, with regard to the Shares comprised in such acceptance:

                (A) an authority to Framlington and/or its agents from the holder of such Shares to send any notice, circular, document or other communication which may be required to be sent to him as a member of Framlington in respect of such Shares to the Offeror at its registered office or such other place as the Offeror may direct;

                (B) the irrevocable appointment of the Offeror or any of its directors or agents to sign on such Shareholder's behalf such documents and do such things as may in the opinion of such person seem necessary or desirable in connection with the exercise of any votes or other rights or privileges attaching to such Shares (including, without limitation, an authority to sign any consent to short notice of a general or separate class meeting) as his attorney and/or agent and on his behalf and/or to execute a form of proxy in respect of such Shares appointing any person nominated by the Offeror to attend general and separate class meetings of Framlington and to exercise the votes attaching to such Shares on such Shareholder's behalf, such votes (where relevant) to be cast so far as possible to satisfy any outstanding conditions of the Offer; and

                (C) will also constitute the agreement of such Shareholder not to exercise any such rights without the prior written consent of the Offeror and the irrevocable undertaking of such Shareholder not to appoint a proxy for or to attend such general or separate class meeting;

(e) that he agrees to ratify each and every act or thing which may be done or effected by the Offeror, Framlington or any of their respective directors or agents in the proper exercise of any of their respective powers and/or authorities hereunder;

(f) that he shall do all such acts and things as shall be necessary or expedient to vest in the Offeror or its nominee(s) or the LTIP Trustee the Shares aforesaid;

(g) that if any provision of Part B of this Appendix 1 or this Part C shall be unenforceable or invalid or shall not operate so as to afford the Offeror or any of its directors or agents the benefit of any authority expressed to be given therein, he shall with all practicable speed do all such acts and things and execute all such documents that may be required to enable the Offeror and/or its directors or agents to secure the full benefits of Part B of this Appendix 1 and this Part C; and

(h) that the terms and conditions of the Offer contained in this document shall be deemed to be incorporated in, and form part of, the Form of Acceptance which shall be construed accordingly.

Forms of Acceptance executed by corporate Shareholders shall be valid and shall, for all purposes of the Offer and its terms be "Forms of Acceptance" notwithstanding that their execution provisions have been adapted accordingly.

References in this Part C to a holder of the Shares shall include references to the person executing a Form of Acceptance.

                                   APPENDIX 2
                              NET ASSET ADJUSTMENT

                                     PART A


For the purposes of this Appendix:

"ACCOUNTS" means the consolidated accounts of Framlington, including the balance sheet, profit and loss statement, cash flow statement, notes to those accounts and the associated directors' and auditors' reports for the year ended on 31st December 2004;

"ACCOUNTING STANDARDS" means the Financial Reporting Standards and Statements of Standard Accounting Practice issued and/or adopted by the Accounting Standards Board and Abstracts issued by the Urgent Issues Task Force of the Accounting Standards Board;

"ACTUAL NET ASSET VALUE" means the amount shown opposite the heading "Nat Assets excluding pension deficit" as shown in the Completion Accounts as agreed or determined;

"COMPLETION ACCOUNTS" means the consolidated pro forma net asset statement of Framlington as at the Completion Date;

"HOLDINGS' ACCOUNTANTS" means KPMG, Chartered Accountants;

"OFFEROR'S ACCOUNTANTS" means Deloitte, Chartered Accountants;

1. The Offeror shall procure that as soon as practicable following the Completion Date, and in any event not later than 30 Business Days after the Completion Date, a draft of the Completion Accounts ("DRAFT COMPLETION ACCOUNTS") shall be prepared by Framlington in accordance with paragraph 2 of this Appendix 2 and delivered simultaneously to the Offeror's Accountants and Holdings' Accountants (together, the "ACCOUNTANTS").

2.       The draft Completion Accounts shall be prepared by Framlington:

2.1      in the form set out in Part B of this Appendix 2:

2.2 in accordance with certain specific accounting treatments to be agreed by Holdings and the Offeror and set out in the Implementation Agreement; and, subject thereto

2.3 adopting the same accounting principles, policies, treatments and categorisations as were used in the preparation of the Accounts, as there applied, including in relation to the exercise of accounting discretion and judgement; and, subject thereto

2.4      in accordance with Accounting Standards relevant at the Completion
         Date.

         For the avoidance of doubt, paragraph 2.2 shall take precedence over paragraphs 2.3 and 2.4, and paragraph 2.3 shall take precedence over paragraph 2.4.

2.5 As soon as practicable after delivery of the draft Completion Accounts to the Accountants in accordance with paragraph 1, and in any event within 20 Business Days after such delivery (the "REVIEW PERIOD"), the Accountants shall review the draft Completion Accounts and endeavour to agree what adjustments (if any) need to be made to them in order for them to



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


         comply with paragraphs 2.1 to 2.4 (inclusive).

2.6 If the Accountants agree upon all such adjustments as are referred to in paragraph 2.5 within the Review Period, they shall jointly incorporate them into the draft Completion Accounts and the draft Completion Accounts as so adjusted shall be the "Completion Accounts" for all purposes of the Offer and shall, save in the case of manifest error, be final and binding on all persons.

2.7 If the Accountants are unable to agree within the Review Period on any aspect of the Completion Accounts (including as to:

2.7.1    whether adjustments need to be made to the draft Completion Accounts;

2.7.2    the adjustments to be made thereto; or

2.7.3    the amount of the Actual Net Asset Value),

         Holdings and the Offeror shall endeavour in good faith to agree such matter or matters and to incorporate them as so agreed into the draft Completion Accounts by making appropriate adjustments thereto. The draft Completion Accounts as so adjusted shall be the "Completion Accounts" for all purposes of the offer and shall, save in the case of manifest error, be final and binding on all persons.

2.8 If Holdings and the Offeror have not resolved any such matter in dispute referred to in paragraph 2.7 within 10 Business Days after the end of the Review Period, then such matter or matters (but no other matters) shall thereupon be referred to such firm of independent chartered accountants as Holdings and the Offeror may agree within 14 days of a request by either of them to the other or, failing such agreement within such time, as the President for the time being of the Institute of Chartered Accountants in England and Wales may nominate on the application of Holdings or the Offeror (the "INDEPENDENT ACCOUNTANTS") for determination on the following basis:

2.8.1 the Independent Accountants shall be instructed to notify Holdings and the Offeror of their determination of any such matter within 30 Business Days of such referral

2.8.2 Holdings and the Offeror shall be entitled to make written submissions to the Independent Accountants and copied to the other party's Accountants at the same time but subject thereto the Independent Accountants shall have power to determine the procedure to be followed in relation to their determination;

2.8.3 any submissions to and the determination of the Independent Accountants shall be in the English language and any oral hearings shall be conducted in English in London;

2.8.4 in making such submissions Holdings and the Offeror shall state their respective best estimates of monetary amounts of the matters referred for determination;

2.8.5 in making their determination the Independent Accountants shall act as experts and not as arbitrators, and their decision as to any matter referred to them for determination shall, save in the case of manifest error, be final and binding in all respects on all persons and shall not be subject to question on any ground whatsoever; and




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


2.8.6 the fees and expenses of the Independent Accountants shall be borne and paid as the Independent Accountants shall determine.

2.9 Following any agreement between Holdings and the Offeror or any determination by the Independent Accountants, the Accountants shall jointly incorporate into and reflect in the draft Completion Accounts the matters resolved between Holdings and the Offeror and/or determined by the Independent Accountants, together with any adjustments which may have been agreed between the Accountants and the draft Completion Accounts and the amount of the Actual Net Asset Value stated in such report shall be the "Completion Accounts" and the "Actual Net Asset Value" respectively for all purposes of the Offer, and shall, save in the case of manifest error, be final and binding on all persons and shall, save as aforesaid, not be subject to question on any ground whatsoever.

                                     PART B
                          FORM OF COMPLETION ACCOUNTS


                                                           As at the
                                                           Completion Date
                                                           Pound Sterling'000
FIXED ASSETS

Tangible assets

Investments



CURRENT ASSETS

Stock of units

Debtors

Cash at bank and in hand


CREDITORS

Less: amounts falling due within one year

NET CURRENT ASSETS

Total assets less current liabilities

Less: provisions for liabilities and charges

NET ASSETS EXCLUDING PENSION DEFICIT


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


                                   APPENDIX 3
                                  DEFINITIONS

 The following definitions apply throughout this document and the Form of Acceptance unless the context otherwise requires:


"ARTICLES"                    means the articles of association of Framlington;

"AWARD" means an "Award" as defined in the LTIP Rules (other than an Option), and references to a "holder" or "holders" of Awards shall be construed accordingly;

"BUSINESS DAY"                means a day other than a Saturday or Sunday or
                              other public or bank holiday on which banks are ordinarily open for the transaction of normal banking business in London, other than solely for the settlement and clearing of euro;

"CCF" means CCF S.A., a French societe anonyme incorporated under number 775 670 284, whose registered office is at 103, avenue des Champs-Elysees, 75008, Paris, France;

"COMERICA"                    means Comerica, Inc., a company incorporated in
                              the State of Michigan, United States of America, whose principal place of business is at 500
                              Woodward Avenue, Detroit, Michigan, 48226 United
                              States of America;

"COMPANIES ACT"               means the Companies Act 1985, as amended;

"COMPLETION"                  means completion under the Implementation
                              Agreement;

"COMPLETION DATE"             means the date on which Completion takes place;

"EGM" means the extraordinary general meeting of Framlington referred to in section 3 of the letter from the Offeror contained in this document, or any adjournment thereof;

"FORM OF ACCEPTANCE"          means the form of acceptance and authority
                              relating to the Offer which

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


                              accompanies this document;

"FRAMLINGTON"                 means Framlington Group Limited, a company
                              incorporated in England and Wales (registered number 01237167, whose registered office is at 155 Bishopsgate, London, EC2M3XJ;


"HOLDINGS"                    means Framlington Holdings Limited, a company
                              incorporated in England and Wales (registered number 02314914), whose registered office is at 155 Bishopsgate, London, EC2M 3XJ;

"IMPLEMENTATION AGREEMENT"    means the agreement of that name to be entered
                              into between the Offeror, Holdings, CCF and Comerica;

"INTERNAL MARKET"             means the internal market established under the
                              LTIP;

"LIBOR" means the London Inter-Ban < Offering Rate, to be determined from a source agreed by the Offeror and Holdings;

"LTIP" means the Framlington Group Limited Long Term Incentive Plan, as adopted by the board of Framlington on 20th March 2003;

"LTIP RULES"                  means the rules of the LTIP;

"LTIP TRUSTEE"                means the trustee of the Framlington Employee
                              Benefit Trust from time to time, being, on the date of the Offer, Ogier Employee Benefit Trustee
                              Limited, a company incorporated in Jersey, whose registered office is at Whiteley Chambers, Don
                              Street, St. Helier, Jersey, JE4 9WG, Channel
                              Islands;

"NET ASSET ADJUSTMENT"        means the net asset adjustment described in
                              section 4 of the letter frorm the Offeror contained in this document;

"OFFER" means the offer being made by the Offeror to acquire all of the Shares including, where the context so requires, any subsequent extension or renewal of such Offer;



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











"OFFEROR"                     means AXA Investment Managers S.A., a French
                              societe anonyme incorporated under number B 393
                              051 826, whose registered office is at Coeur La
                              Defense, 100 Esplanade du Generale de Gaulle,
                              92932 Paris La Defense Cedex, France;

"OPTION" means an Award which is an "Option" as defined in the LTIP Rules, and references to a "holder" or "holders" of Options shall be construed accordingly;

"SHARES" means ordinary shares of five pence each in the capital of Framlington;

"SHAREHOLDERS" AND "HOLDERS"
OF SHARES                     means registered holders of Shares; and

"SPECIAL DIVIDEND"            means the pre-completion special dividend referred
                              to in section 8 of the letter from the Offeror contained in this document.

All references in this document to "Pound Sterling" or "pence" are to the lawful currency of the United Kingdom. When used in this document the word "subsidiary" has the meaning given in sections 736 and 736A of the Companies Act.



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